Exhibit 99.1

100 Park Avenue
New York, NY 10017

September 29, 2021

IMPORTANT NOTICE

IMMEDIATE SUSPENSION OF
DISTRIBUTION REVINVESTMENT PLAN

Dear Stockholder:

I am writing you to provide an important information regarding Sierra Income Corporation (the “Company”). On September 21, 2021, the Company’s Board of Directors (the “Board”) approved the suspension of the Company’s distribution reinvestment plan (“DRIP”) pursuant to an Agreement and Plan of Merger by and among the Company, Barings BDC, Inc. (“BBDC”), Mercury Acquisition Sub, Inc. and Barings LLC under which the Company will merge with and into BBDC, subject to approval of the stockholders of the Company and BBDC. As a result, beginning with the Company’s first distribution following the September 2021 distribution, all distributions declared by the Company will be paid in cash to all stockholders unless and until the DRIP is reinstated.

As previously announced, on September 1, 2021, the Board suspended the Company’s share repurchase program and repurchases in the event of death or disability.

Should you have any questions, please contact your financial adviser.

Sincerely, Dean Crowe President and Chief Executive Officer Sierra Income Corporation